UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

Akero Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38944	81-5266573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 350 South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 487-6488

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AKRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On March 4, 2024, Akero Therapeutics, Inc. (the “Company”) issued a press release titled “Akero Therapeutics Reports Statistically Significant Histological Improvements at Week 96 in Phase 2b HARMONY Study.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company from time to time presents and/or distributes to the investment community slide presentations to provide updates and summaries of its business. A copy of its HARMONY Study slide presentation is being furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The information under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On March 4, 2024, the Company released preliminary topline week 96 results from HARMONY, a Phase 2b study evaluating the efficacy and safety of its lead product candidate efruxifermin (“EFX”) in patients with pre-cirrhotic metabolic dysfunction-associated steatohepatitis (“MASH”), fibrosis stage 2 or 3 (“F2-F3”).

The study previously met its primary endpoint of ≥1 stage improvement in fibrosis with no worsening of MASH after 24 weeks of treatment for both the 50mg EFX (41%) and 28mg EFX (39%) dose groups, compared to 20% for the placebo arm. At week 96, the response rates on this endpoint increased to 75% (p<0.001) for 50mg EFX and 46% (p=0.07) for 28mg EFX, compared to 24% for placebo.

The study also met additional histology endpoints at week 96—notably 36% (p<0.01) and 31% (p<0.01) of patients treated with 50mg EFX and 28mg EFX experienced a 2-stage improvement in fibrosis without worsening of MASH—which is more than 10-fold the placebo rate of 3%. Results for all of the histological endpoints are summarized in the table below, based on either the primary analysis (patients with baseline and week 96 biopsies) or intent-to-treat (ITT) analysis (all randomized and dosed patients, with missing data imputed as non-response).

The placebo-adjusted effect size on fibrosis improvement without worsening of MASH (EFX response rate minus placebo response rate) more than doubled between week 24 and week 96 for the 50mg EFX group, with a slight increase observed for the 28mg EFX group. Specifically, the placebo-adjusted effect sizes for fibrosis improvement without worsening of MASH grew from 21% to 52% between week 24 and week 96 for 50mg EFX and from 20% to 22% for 28mg EFX. Highly statistically significant results for 50mg EFX at week 96 are notable because (1) the study was not fully powered at week 96 and (2) the placebo rate increased rather than decreased. An increase in treatment rate for placebo means that the increases in effect size are attributable to higher EFX treatment responses rather than a decline in placebo rate.

Analysis of the evolution of responses between weeks 24 and 96 indicated not only broader fibrosis improvement without worsening of MASH but also sustained response, particularly at 50mg EFX. Among those patients with available week 96 biopsies whose fibrosis improved at week 24, 92% and 83% of the 50mg and 28mg EFX groups remained responders, respectively, compared to 40% for placebo.

Analysis of a subset of patients with baseline F3 fibrosis who had week 96 biopsies showed EFX’s potential to treat patients with more advanced fibrosis, who are generally considered to be at higher risk of progression to cirrhosis. For this advanced F3 patient population, 68% (p<0.001) and 40% (p=0.053) of the 50mg EFX and 28mg EFX groups, respectively, experienced at least a one-stage improvement in fibrosis without worsening of MASH, compared to 14% for placebo.

EFX was reported to be generally well-tolerated. There were no deaths. Fifteen serious adverse events were reported, which were generally balanced across dose groups. Across both EFX groups, the most frequent adverse events (“AEs”) were grade 1 or 2 gastrointestinal events (diarrhea, nausea, and increased appetite), which were transient in nature. A total of three patients treated with EFX were discontinued due to AEs between week 24 and week 96 (two in the 28mg group and one in the 50mg group), compared with none for placebo.

In October of 2023, the Company reported week 36 results for the SYMMETRY study, a Phase 2b trial in patients with compensated cirrhosis (F4) due to MASH, Child-Pugh class A. The SYMMETRY study was designed to include a second biopsy after 96 weeks of treatment, for which the results remain on track to be reported in the first quarter of 2025.

Forward-Looking Statements

This Current Report on Form 8-K and certain materials furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding: the Company’s business plans and objectives, including future plans or expectations for EFX, including the anticipated or potential therapeutic effects of EFX, as well as the dosing, safety and tolerability of EFX; upcoming milestones, and expected timing to report the long-term follow-up results of Akero’s Phase 2b SYMMETRY study.

Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: the success, cost, and timing of the Company’s product candidate development activities and planned clinical trials; the Company’s ability to execute on its strategy; positive results from any of its clinical studies may not necessarily be predictive of the results of future or ongoing clinical studies; regulatory developments in the United States and foreign countries; the Company’s ability to fund operations. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s annual report on Form 10-K filed, with the United States Securities and Exchange Commission (SEC) and quarterly reports on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the SEC. All forward-looking statements contained in this presentation speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Akero Therapeutics, Inc. on March 4, 2024

99.2	Slide presentation of Akero Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2024	AKERO THERAPEUTICS, INC.

	By:	/s/ Andrew Cheng
Andrew Cheng, M.D., Ph.D. President and Chief Executive Officer